UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2005

POPE & TALBOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7852	94-0777139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 S.W. First Avenue, Suite 200 Portland, Oregon	97201
(Address of principal executive offices)	(Zip Code)

(503) 228-9161

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Executive Incentive Plan

On March 2, 2005, the Board of Directors of Pope & Talbot, Inc. (Company) approved amendments to the Company’s Executive Incentive Plan (Plan), which is the Company’s annual cash bonus plan for executive officers and senior managers. The Plan had not been amended since 1992, so the amendments consisted of minor corrections and updates to conform to current practices. Under the Plan, annual bonuses may be earned only if the Company’s earnings for the year exceed a threshold of 4% of shareholders equity, as measured at the start of the year. Seventy percent of each participant’s target bonus is based solely on earnings performance against the Company return on equity target established for each year by the Compensation Committee, with this portion of a divisional employee’s bonus being partially dependent on his or her division’s performance against its expected contribution towards the Company-wide target. Under this portion of the bonus program, a 4% return on equity or lower results in no bonus, and a return on equity that exceeds the target by an amount equal to the difference between the target and 4% results in a bonus of two times target. The remaining 30% of each participant’s target bonus is based on a subjective evaluation of the participant’s performance against individual goals. Target bonus levels are expressed as a percentage of base salary and are determined by the Compensation Committee for executive officers and by the Chief Executive Officer for all other participants, and the maximum bonus is limited to two times the target bonus.

A copy of the Plan is filed as Exhibit 10.1 hereto.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On March 2, 2005, the Company’s Board of Directors approved an amendment to Section 2.1 of the Company’s Bylaws. The amendment will be effective on May 5, 2005, the date of the Company’s 2005 Annual Meeting of Stockholders. Previously, the size of the Board of Directors of the Company had been fixed at nine. Under the amendment, the Board will be comprised of between six and twelve members, with the Board from time to time determining the number of number of directors. The Board has determined that, as of the date of the Company’s Annual Meeting of Stockholders, the Board will have eight members.

A copy of the Bylaws is filed as Exhibit 3.2 hereto.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.
3.2	Bylaws, as amended effective as of May 5, 2005.
10.1	Executive Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on March 2, 2005.

POPE & TALBOT, INC.
Registrant

By	/s/ Richard K. Atkinson
Name:	Richard K. Atkinson
Title:	Vice President and Chief Financial Officer